CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 15 to the Registration Statement of Franklin California Tax-Free Trust on Form N-1A File No.2-99112 of our report dated August 4, 1997 on our audit of the financial statements and financial highlights of Franklin California Tax-Free Trust, which report is included in the Annual Report to Shareholders for the year ended June 30, 1997, which is incorporated by reference in the Registration Statement.



                          /s/COOPERS & LYBRAND L.L.P.



San Francisco, California
October 27, 1997